Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-108149 of WPP Group plc on Form S-8 of our report dated June 10, 2005 appearing in this Annual Report on Form 11-K of The M Plan for the year ended December 31, 2004.

/s/ Bencivenga Ward & Company CPAs, PC

Valhalla, New York

June 24, 2005